Filed Pursuant to Rule 424(b)(5)
Registration No. 333-113218

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 15, 2004)

1,939,113 Shares

Common Stock

________________________________________________________________________________

This is a public offering of common stock of The Corporate Executive Board Company. Selling shareholders of The Corporate Executive Board are offering all of the 1,939,113 shares of our common stock offered by this prospectus supplement. We will not receive any of the proceeds from the sale of the shares.

Our common stock is traded on the Nasdaq National Market under the symbol “EXBD.” On May 3, 2004, the last reported sale price of the common stock was $51.60 per share.

Investing in our common stock involves risk. See “Risk Factors” beginning on page S-4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$50.60	$98,119,118
Underwriting discounts and commissions	$0.49	$950,165
Proceeds, before expenses, to the selling stockholders	$50.11	$97,168,952

Deutsche Bank Securities

The date of this prospectus supplement is May 4, 2004.

      You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. Shares of our common stock are being offered for sale, and offers to buy shares of our common stock are being sought, only in jurisdictions where such offers and sales are permitted. You should assume that the information provided by this prospectus supplement and the accompanying prospectus, as well as information filed with the Securities and Exchange Commission and incorporated by reference, is accurate only as of the dates set forth on the front of those documents.

ABOUT THIS PROSPECTUS SUPPLEMENT

      We provide information to you about this offering of shares of our common stock in: (a) this prospectus supplement, which provides the specific details regarding this offering, and (b) the accompanying base prospectus, which provides general information. Generally, when we refer to this “prospectus,” we are referring to both documents combined. Some of the information in the base prospectus may not apply to this offering. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

      This prospectus supplement, including information incorporated in this document by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements, and are contained throughout this prospectus, including under the sections entitled “The Corporate Executive Board Company” and “Risk Factors,” and in the information incorporated in this prospectus supplement by reference. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed results of operations, business strategies, financing plans, competitive position and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “anticipates,” “intends,” “plans” or “estimates” or similar expressions.

      Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. All forward-looking statements contained in or incorporated by reference in this prospectus supplement are qualified by these cautionary statements and are made only as of the date of this prospectus supplement. We undertake no obligation, other than as required by law, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

THE CORPORATE EXECUTIVE BOARD COMPANY

      We provide “best practices” research, decision support tools and executive education focusing on corporate strategy, operations and general management issues. Best practices research supports senior executive decision making by identifying and analyzing specific management initiatives, processes and strategies that have been determined to produce the best results in solving common business problems or challenges.

      We provide research and analysis on an annual subscription basis to a membership of more than 2,100 of the world’s largest and most prestigious corporations. For a fixed annual fee, members of each subscription program have access to an integrated set of services, typically including:

•	best practices research studies,

•	executive education seminars,

•	customized research briefs,

•	Web-based access to the program’s content database and

•	decision support tools.

      Our address is 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006 and our telephone number is (202) 777-5000.

RISK FACTORS

      In addition to the other information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors in evaluating us and our business before purchasing any shares of our common stock.

We depend on renewals of our membership-based services.

      We derive most of our revenues from annual memberships for our products and services. Our prospects therefore depend on our ability to achieve and sustain high renewal rates on existing research programs and to enter into new membership arrangements. Failure to achieve high membership renewal rate levels would have a material adverse effect on our operating results. Our ability to secure membership renewals depends upon our ability to deliver consistent, high-quality and timely research and analysis with respect to issues, developments and trends that members view as important. We cannot assure you that we will be able to sustain the necessary level of performance to achieve a high rate of membership renewals. Although we actively market our research programs throughout the year, historically, more than 40% of all renewals have taken place in the fourth quarter of the year.

We cannot know in advance if new products will be successful.

      Our future success will depend on our ability to develop new research programs that address specific industry and business constituencies and the changing needs of our current and prospective members for information, analysis and advice. We cannot assure you that our efforts to introduce new research programs will be successful. The process of internally researching, developing, launching and gaining client acceptance of new research programs is time consuming, expensive and inherently risky. Delays or failures during development or implementation, or lack of market acceptance of new research programs could have a material adverse effect on our business, financial condition and results of operations. Our business, financial condition and results of operations would be materially adversely affected if we were unable to develop and introduce successful new research programs or other new products, or to make enhancements to existing research programs in a timely manner in response to member requirements.

We may experience difficulties in anticipating market trends.

      Our future success will also depend upon our ability to anticipate rapidly changing market trends and to adapt our research and analysis to meet the changing information needs of our members. We may fail to continue to provide helpful and timely research and analysis of developments and trends in a manner that meets market needs. Any such failure would have a material adverse effect on our business, financial condition and results of operations. The industry and business sectors that we analyze undergo frequent and often dramatic changes, including the introduction of new and the obsolescence of old products, shifting strategies and market positions of major industry participants and changing objectives and expectations of users of members’ products and services. This environment of rapid and continuous change presents significant challenges to our ability to provide our members with current and timely research and analysis on issues of importance. Meeting these challenges requires the commitment of substantial resources.

We must attract and retain a significant number of highly skilled employees.

      Our future success also will depend upon our ability to hire, train, motivate and retain a significant number of highly skilled employees, particularly research analysts and sales and marketing staff. Our inability to do so would have a material adverse effect on our business. We have experienced, and expect to continue to experience, intense competition for professional personnel from management consulting firms and other producers of research and analysis products and services. Many of these firms have substantially greater financial resources than we have to attract and compensate qualified personnel. We cannot assure you that we will be successful in attracting a sufficient number of highly skilled employees in the future, or that we will be successful in training, motivating and retaining the employees we are able to hire.

We are restricted from selling our products and services to the health-care industry.

      At the time of our initial public offering, we entered into an agreement with The Advisory Board Company that restricts us from selling our membership-based products and services to companies principally engaged in the health-care business, although we may sell such products and services to non-health-care divisions or subsidiaries of health care companies. The agreement has been extended through January 1, 2007. This restriction may limit our future growth opportunities.

Continued consolidation in the financial institution industry may adversely impact our business.

      A number of our research programs are oriented toward companies in the financial services industry. The financial services industry is continuing to experience substantial consolidation. This consolidation has resulted, and is expected to continue to result, in a reduction in the number of our financial institution members. We cannot assure you that this consolidation will not materially and adversely affect our results of operations. At December 31, 2003, less than 30% of our contract value was attributable to financial institution members, which include commercial banks, thrifts, credit unions, credit card issuers, mutual fund companies, consumer credit lenders, brokerage houses, private and trust banks and insurance companies.

We may experience fluctuations in operating results.

      Our operating results may fluctuate significantly due to various factors, including the growth in and timing of new programs, the timing of the development, introduction and marketing of new products and services, the timing of executive education seminars, the timing of the hiring of research analysts and sales and marketing staff, changes in the spending patterns of our members, our accounts receivable collection experience, changes in market demand for research and analysis, foreign currency exchange rate fluctuations, competitive conditions in the industry and general economic conditions.

We may be unable to protect our intellectual property rights.

      We rely on copyright laws, as well as nondisclosure and confidentiality arrangements, to protect our proprietary rights in our products and services. We cannot assure you that the steps we have taken to protect our intellectual property rights will be adequate to deter misappropriation of our rights or that we will be able to detect unauthorized uses and take timely and effective steps to enforce our rights. If substantial and material unauthorized uses of our proprietary products and services were to occur, we would be required to engage in costly and time-consuming litigation to enforce our rights. We cannot assure you that we would prevail in such litigation. If others were able to use our intellectual property, our ability to charge our fees for our products and services would be adversely affected.

We may be exposed to litigation related to content.

      As a publisher and distributor of original research and analysis and user of third-party content, we face potential liability for defamation, negligence and copyright and trademark infringement. Any such litigation, whether or not resulting in a judgment against us, could have a material adverse effect on our financial condition and results of operations. Third-party content includes information created or provided by information services organizations and consultants whom we retain and may be delivered to clients in writing, over the Internet or orally.

We may be exposed to loss of revenue resulting from our unconditional service guarantee.

      We offer an unconditional service guarantee to our members. At any time, a member may request a refund of their membership fee for a research program, which is provided on a pro rata basis relative to the remaining term of the membership. Requests for refunds of membership fees by a significant number of our members could have a material adverse effect on our financial condition and results of operations.

There may be risks related to our status as a Qualified High Technology Company.

      The Office of Tax and Revenue of the Government of the District of Columbia (the “Office of Tax and Revenue”) has adopted regulations in accordance with the New E-Conomy Transformation Act of 2000 (the “New E-Conomy Act”) that modify the income and franchise tax, sales and use tax and personal property tax regulations, effective April 2001. Specifically, the regulations provide certain credits, exemptions and other benefits to a Qualified High Technology Company (“QHTC”). In October 2003, we received notification from the Office of Tax and Revenue that our certification as a QHTC under the New E-Conomy Act had been accepted. As a QHTC, our Washington, D.C. statutory income tax rate will be 0.0% through 2005 and 6.0% thereafter, versus 9.975% prior to this qualification, and we are eligible for certain Washington, D.C. income tax credits and other benefits. We subsequently filed a claim for refund for sales and use taxes previously paid to the Office of Tax and Revenue and received a notice of refund denial. We plan to appeal the denial for refund of sales and use taxes. We cannot assure you that the Office of Tax and Revenue will not deny our appeal and/or reverse its determination of our status as a QHTC under the New E-Conomy Act, or that our business activities and operations will continue to qualify as QHTC activities under the Act in the future.

There may be risks related to our use of Arthur Andersen as our independent auditors.

      Arthur Andersen LLP (“Andersen”), our former independent public accountants that audited our financial statements for the fiscal years ended December 31, 2001, was found guilty by a jury on June 15, 2002 of federal obstruction of justice in connection with the government’s investigation of Enron Corporation. Andersen ceased practicing before the Securities and Exchange Commission effective August 31, 2002. It is possible that events arising out of the indictment may adversely affect the ability of Andersen to satisfy any claims arising from its provision of auditing and other services to us, including claims that may arise out of Andersen’s audit of our financial statements. The Securities and Exchange Commission has said that it will continue accepting financial statements audited or reviewed by Andersen provided that we comply with the applicable rules and orders issued by the Securities and Exchange Commission in March 2002 for such purpose.

      The Securities and Exchange Commission’s current rules require the inclusion or incorporation by reference of three years of audited financial statements in any prospectus. These rules require us to present audited financial statements for one year audited by Andersen until our audited financial statements for the fiscal year ending December 31, 2004 become available in the first quarter of our fiscal year 2005. The Securities and Exchange Commission adopted rules exempting certain issuers filing Securities Act registration statements containing financial statements audited by Andersen from having to comply with rules that would also require such issuers to present manually signed reissued accountants’ reports and written consents issued by Andersen. Although we believe that we currently meet the requirements for such exemptions, if the Securities and Exchange Commission ceases accepting financial statements audited by Andersen pursuant to such exemptions, it is possible that our financial statements for the year ended December 31, 2001 audited by Andersen might not satisfy the Securities and Exchange Commission’s requirements. If this occurs, we would not be able to access the public capital markets unless Ernst & Young LLP, our current independent auditors, or another independent accounting firm were able to audit the financial statements originally audited by Andersen. Any delay or inability to access the public capital markets caused by those circumstances could have a material adverse effect on us.

USE OF PROCEEDS

      All of the shares of common stock being sold in the offering are being sold by the selling stockholders. We will not directly receive any proceeds from the sale of the common stock. Because a number of the shares being offered will be issued upon the exercise of currently outstanding stock options, the selling stockholders will pay us an aggregate amount of $52,116,090 for the options that they exercise with respect to the shares being sold in this offering. We will use the option exercise funds for general corporate purposes.

SELLING STOCKHOLDERS

      The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 30, 2004 by the selling stockholders prior to the offering of the shares pursuant to this prospectus supplement, the number of shares offered by this prospectus supplement and the beneficial ownership by the selling stockholders after giving effect to the sale of shares pursuant to this prospectus supplement. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned.

				Shares		Total Shares
				Beneficially		Beneficially
	Shares Beneficially			Owned		Owned and Subject
	Owned Prior to			After the		to Options
	the Offering(1)		Number of	Offering(1)		After Offering(3)
			Shares
Name	Number	Percent	Offered(2)	Number	Percent	Number	Percent

James J. McGonigle, Chairman of the Board of Directors and Chief Executive Officer	581,028	1.6%	232,796	348,232	*	773,232	1.7%
Michael A. Archer, Chief Marketing Officer	87,500	*	37,500	50,000	*	267,500	*
Robert C. Hall, Director	52,240	*	32,240	20,000	*	30,000	*
David W. Kenny, Director	75,240	*	20,000	55,240	*	65,240	*
Thomas L. Monahan III, General Manager and Director	141,676	*	37,610	104,066	*	260,316	*
Harold L. Siebert, Director	223,432	*	79,318	144,114	*	144,114	*
Derek C.M. van Bever, Chief Research Officer	104,259	*	49,931	54,328	*	160,578	*
Timothy R. Yost, Chief Financial Officer	59,750	*	34,500	25,250	*	176,500	*
Non-executive employees:
Aakif K. Ahmad	24,449	*	23,750	699	*	36,949	*
David P. Apgar	26,984	*	9,598	17,386	*	43,636	*
John A. Benevides	26,180	*	23,500	2,680	*	27,930	*
Scott M. Bohannon	33,750	*	24,750	9,000	*	55,250	*
Peter J. Buer	63,750	*	63,748	2	*	108,752	*
Jaime M. Capella	23,860	*	13,750	10,110	*	38,860	*
Vikram Capoor	21,750	*	4,688	17,062	*	49,562	*
Eric L. Carter	34,250	*	34,250	—	*	52,500	*
Christopher A. DeConti	32,624	*	13,030	19,594	*	34,844	*
James C. Edgemond	26,489	*	4,024	22,465	*	81,215	*
Christy K. Forest	68,782	*	43,190	25,592	*	101,842	*
Peter Freire	86,250	*	81,532	4,718	*	163,468	*
Julie E. Gess	28,500	*	14,250	14,250	*	30,250	*
Caren M. Gordon	28,750	*	28,750	—	*	38,750	*
Nicole E. Joffe	23,750	*	23,750	—	*	13,500	*
Michael A. Klein	75,100	*	51,250	23,850	*	95,100	*
Michael P. Kostoff	64,066	*	59,032	5,034	*	81,284	*
Peter F. Lauer	34,250	*	34,250	—	*	27,250	*
Mark D. Little	31,250	*	31,250	—	*	—	*
Haniel J. Lynn	28,750	*	10,000	18,750	*	75,000	*
Jean K. Martin	25,750	*	22,500	3,250	*	40,750	*
Mary C. Maycock	28,000	*	11,250	16,750	*	54,250	*
William B. McKinnon	78,500	*	57,676	20,824	*	80,824	*
Matthew S. Olson	25,000	*	25,000	—	*	10,000	*
Timothy M. Pollard	43,250	*	32,000	11,250	*	53,750	*
Lily Rager	21,350	*	17,750	3,600	*	32,600	*

				Shares		Total Shares
				Beneficially		Beneficially
	Shares Beneficially			Owned		Owned and Subject
	Owned Prior to			After the		to Options
	the Offering(1)		Number of	Offering(1)		After Offering(3)
			Shares
Name	Number	Percent	Offered(2)	Number	Percent	Number	Percent

Kurt J. Reisenberg	32,500	*	18,000	14,500	*	53,250	*
Conrad P. Schmidt	38,750	*	6,250	32,500	*	85,000	*
Jerome D. Sorkin	55,186	*	20,000	35,186	*	90,186	*
Remko I. van Hoek	21,250	*	21,250	—	*	18,750	*
Pope B. Ward	73,250	*	47,000	26,250	*	75,000	*
Bruce M. Young	20,000	*	20,000	—	*	23,000	*
Other non-executive employees (120 persons)	609,187	1.6%	524,200	84,987	*	1,053,237	2.4%

*	Represents less than 1%

(1)	The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934. The number of shares and percentages included in these columns are calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. Pursuant to that rule, in addition to the issued and outstanding shares beneficially owned, holders are treated as beneficially owning shares that are subject to options that are exercisable within 60 days of the date of this prospectus supplement. For purposes of calculating the percentage of shares owned, the option shares attributed to each holder are deemed to be outstanding for the purpose of calculating the percentage of outstanding common stock owned by that holder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other person.

(2)	Includes shares to be sold by such holder pursuant to this prospectus supplement that will be issued immediately prior to their sale as a result of the exercise of options.

(3)	The number column indicates the number of shares owned after the offering assuming the exercise of all options, whether vested or unvested, without regard to whether or not the options are exercisable within 60 days of the date of this prospectus supplement. Percentages in the percent column are calculated on a diluted basis, assuming that all shares subject to options are deemed to be outstanding, whether vested or unvested and without regard to whether or not the options are exercisable within 60 days of the date of this prospectus supplement.

UNDERWRITING

      We and the selling stockholders have entered into an underwriting agreement with Deutsche Bank Securities Inc., as underwriter, with respect to the shares being offered by this prospectus supplement. Subject to certain conditions, the selling stockholders have agreed to sell to Deutsche Bank Securities Inc., and Deutsche Bank Securities Inc. has agreed to purchase from the selling stockholders, the 1,939,113 shares of common stock offered by this prospectus supplement. The underwriting agreement provides that the obligations of the underwriter are subject to conditions and that the underwriter will purchase all of the shares of common stock offered by this prospectus supplement, if any of these shares are purchased.

      The underwriter proposes to offer the shares of common stock offered by this prospectus supplement to the public initially at the offering price per share set forth on the cover of this prospectus supplement and to certain dealers at such price less a selling concession of $0.24 per share. The underwriter may allow and each such dealer may reallow to other dealers a concession not exceeding $0.10 per share. After the initial offering to the public of the shares of common stock offered by this prospectus supplement, the public offering prices and such concessions and reallowances may be changed.

      We and the selling stockholders have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act of 1933 and to contribute to payments the underwriter may be required to make in respect of these liabilities.

      Our expenses of this offering are estimated at $225,000 and are payable by the selling stockholders.

      The following table summarizes the underwriting discounts and estimated expenses the selling stockholders will pay:

	Per Share	Total

Underwriting discounts and commissions	$0.49	$950,165
Expenses	$0.12	$225,000

Electronic Distribution

      A prospectus in electronic format may be made available on the Internet sites or through other online services maintained by Deutsche Bank Securities Inc.

      Other than the prospectus in electronic format, the information on Deutsche Bank Securities Inc.’s website and any information contained in any other website maintained by Deutsche Bank Securities Inc. is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or Deutsche Bank Securities Inc. in its capacity as underwriter and should not be relied upon by investors.

No Sale of Similar Securities

      Subject to certain exceptions, we and the selling stockholders have each agreed not to directly or indirectly offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of our capital stock (including shares of capital stock which may be deemed to be beneficially owned in accordance with the rules and regulations of the Securities and Exchange Commission and shares of capital stock which may be issued upon exercise of a stock option or warrant) or enter into any hedging transaction relating to the capital stock for a period of 120 days after the date of this prospectus supplement, without the prior written consent of Deutsche Bank Securities Inc. This consent may be given at any time without public notice.

Passive Market Maker

      In connection with the offering, Deutsche Bank Securities Inc. may engage in passive market making transactions in our common stock on the Nasdaq National Market in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934 during the period before the commencement of offers or sales of the shares being offered by this prospectus supplement and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.

Stabilization Transactions

      Deutsche Bank Securities Inc. may engage in stabilizing transactions or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Securities Exchange Act of 1934. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

      These stabilizing transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

      Neither we nor Deutsche Bank Securities Inc. make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor Deutsche Bank Securities Inc. make any representation that Deutsche Bank Securities Inc. will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

LEGAL MATTERS

      The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Gibson, Dunn & Crutcher LLP, Washington, D.C. The underwriter is represented by Cravath, Swaine & Moore LLP, New York, New York.

PROSPECTUS

3,400,000 Shares

Common Stock

        This prospectus relates to the public offering of up to 3,400,000 shares of our common stock by the stockholders named in this prospectus. The selling stockholders may offer and sell the shares in a number of different ways and at varying prices from time to time after the effective date of the registration statement of which this prospectus is a part. The prices at which the stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We and the selling stockholders will provide the specific terms of any offering of shares, including the price of the shares, in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

      We provide more information about how the selling stockholders may sell the shares in the section entitled “Plan of Distribution” on page 7. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

      Our common stock is listed on the Nasdaq National Market under the symbol “EXBD”. On March 12, 2004, the last reported sale price of our common stock on the Nasdaq National Market was $47.47 per share.

      You should carefully consider the risk factors on page 1 of this prospectus before purchasing any of the securities being offered by this prospectus.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2004

ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, the selling stockholders identified in this prospectus may sell an aggregate of up to 3,400,000 shares of our common stock.

      This prospectus provides you with a general description of the shares of our common stock that the selling stockholders may sell. Each time any of the selling stockholders uses this prospectus in connection with a sale of our common stock, we and the selling stockholder will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price at which the shares will be offered. The prospectus supplement also may add, update or change information contained in this prospectus, and may contain information concerning the risks of an investment in our common stock. You should read both this prospectus and the prospectus supplement together with additional information described under the caption “Where You Can Find More Information About Us”. The selling stockholders may use this prospectus to sell shares of our common stock only if it is accompanied by a prospectus supplement.

RISK FACTORS

      Investing in our common stock involves risks. To better understand the risks involved in an investment in our common stock, before deciding whether to purchase any of our common stock, please carefully read the risks set forth under the caption “Business — Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2003, which are incorporated into this prospectus by reference, and the risks described in the other documents incorporated by reference into this prospectus.

A NOTE ABOUT FORWARD-LOOKING STATEMENTS

      This prospectus, including information incorporated into this document by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements, and are contained throughout this prospectus, including under the sections entitled “The Corporate Executive Board Company” and “Risk Factors,” and in the information incorporated into this prospectus by reference. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed results of operations, business strategies, financing plans, competitive position and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “expects,” “anticipates,” “intends,” “plans” or “estimates” or similar expressions.

      Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statement. All forward-looking statements contained in or incorporated by reference into this prospectus are qualified by these cautionary statements and are made only as of the date of this prospectus. We undertake no obligation, other than as required by law, to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

      We have filed a registration statement on Form S-3 to register these shares with the Securities and Exchange Commission. This prospectus is part of that registration statement. As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all the information that you can find in the registration statement or the exhibits to the registration statement.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy these reports, statements or other information, including the registration statement of which this prospectus is a part, at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The materials that we file may be accessed electronically by means of the Securities and Exchange Commission’s homepage on the Internet at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the Securities and Exchange Commission.

      The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus and any accompanying prospectus supplement the information that we file with the Securities and Exchange Commission. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement. Information that we subsequently file with the Securities and Exchange Commission will supersede information in this prospectus and in our other filings with the Securities and Exchange Commission. We incorporate by reference the documents set forth below, which we already have filed with the Securities and Exchange Commission, and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, until the selling stockholders have sold all the shares offered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission on March 2, 2004; and

•	the description of our common stock set forth in our registration statement on Form 8-A filed with the Securities and Exchange Commission on August 13, 1998.

      We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, other than the exhibits to such documents, unless such exhibits specifically are incorporated by reference into the documents that this prospectus incorporates, upon written or oral request and at no cost to you. You may make such requests to the following name, address and telephone number:

     Timothy R. Yost

     The Corporate Executive Board Company
     2000 Pennsylvania Avenue, N.W.
     Washington, DC 20006
     Phone: (202) 777-5000

      You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided by this prospectus or any prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE CORPORATE EXECUTIVE BOARD COMPANY

      We provide “best practices” research, decision support tools and executive education focusing on corporate strategy, operations and general management issues. Best practices research supports senior executive decision making by identifying and analyzing specific management initiatives, processes and strategies that have been determined to produce the best results in solving common business problems or challenges.

      We provide research and analysis on an annual subscription basis to a membership of more than 2,100 of the world’s largest and most prestigious corporations. For a fixed annual fee, members of each subscription program have access to an integrated set of services, typically including:

•	best practices research studies,

•	executive education seminars,

•	customized research briefs,

•	Web-based access to the program’s content database and

•	decision support tools.

USE OF PROCEEDS

      All of the shares of common stock being sold in the offering are being sold by the selling stockholders. We will not directly receive any proceeds from the sale of the common stock. Because a number of the shares being offered will be issued upon the exercise of currently outstanding stock options, the selling stockholders will pay us the option exercise prices for the options that they exercise with respect to the shares being sold in this offering. We will use the option exercise funds for general corporate purposes.

SELLING STOCKHOLDERS

      The following table sets forth certain information provided by the selling stockholders regarding the beneficial ownership of our common stock as of March 5, 2004 before and after the offering covered by this prospectus. Because the selling stockholders may sell none, all or a portion of the shares that they hold pursuant to this prospectus, no meaningful estimate can be given as to the amount of shares that will be held by the selling stockholders after completion of this offering. Percentages are based on the number of shares outstanding on March 5, 2004. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Figures representing shares owned after the offering assume that all shares offered will be sold.

						Total Shares
				Shares		Beneficially
	Shares Beneficially			Beneficially Owned		Owned and Subject
	Owned Prior to			After the		to Options After
	the Offering(1)		Number of	Offering(1)		Offering(3)
			Shares
Name	Number	Percent	Offered(2)	Number	Percent	Number	Percent

James J. McGonigle, Chairman of the Board of Directors and Chief Executive Officer	581,028	1.5%	232,796	348,232	*	623,232	1.4%
Michael A. Archer, Chief Marketing Officer	87,500	*	37,500	50,000	*	212,500	*
Robert C. Hall, Director	52,240	*	32,240	20,000	*	20,000	*
David W. Kenny, Director	75,240	*	20,000	55,240	*	55,240	*
Thomas L. Monahan III, General Manager and Director	141,676	*	37,610	104,066	*	195,316	*
Harold L. Siebert, Director	223,432	*	79,318	144,114	*	144,114	*
Derek C.M. van Bever, Chief Research Officer	104,259	*	49,931	54,328	*	135,578	*
Timothy R. Yost, Chief Financial Officer	58,250	*	34,500	23,750	*	111,500	*
Non-executive employees:
Aakif K. Ahmad	24,449	*	23,750	699	*	21,949	*
David P. Apgar	26,984	*	9,598	17,386	*	36,136	*
John A. Benevides	26,180	*	23,500	2,680	*	19,930	*
Scott M. Bohannon	32,250	*	24,750	7,500	*	35,250	*
Peter J. Buer	63,750	*	63,748	2	*	68,752	*
Jaime M. Capella	23,860	*	13,750	10,110	*	28,860	*
Vikram Capoor	21,750	*	4,688	17,062	*	39,562	*
Eric L. Carter	34,250	*	34,250	—	*	37,500	*
Christopher A. DeConti	32,624	*	13,030	19,594	*	29,844	*
James C. Edgemond	26,489	*	4,024	22,465	*	63,715	*
Christy K. Forest	68,782	*	43,190	25,592	*	61,842	*
Peter Freire	86,250	*	81,532	4,718	*	103,468	*
Caren M. Gordon	28,750	*	28,750	—	*	23,750	*
Nicole E. Joffe	23,750	*	23,750	—	*	12,500	*
Michael A. Klein	75,100	*	51,250	23,850	*	75,100	*
Michael P. Kostoff	64,066	*	59,032	5,034	*	56,284	*
Peter F. Lauer	34,250	*	34,250	—	*	25,250	*
Mark D. Little	31,250	*	31,250	—	*	27,500	*
Haniel J. Lynn	28,750	*	10,000	18,750	*	50,000	*
Jean K. Martin	25,750	*	22,500	3,250	*	25,750	*
Mary C. Maycock	28,000	*	11,250	16,750	*	39,250	*
William B. McKinnon	78,500	*	57,676	20,824	*	65,824	*
Matthew S. Olson	25,000	*	25,000	—	*	10,000	*
Timothy M. Pollard	43,250	*	32,000	11,250	*	33,750	*
Lily Rager	21,350	*	17,750	3,600	*	20,100	*
Kurt J. Reisenberg	32,500	*	18,000	14,500	*	38,250	*
Conrad P. Schmidt	38,750	*	6,250	32,500	*	65,000	*
Jerry D. Sorkin	55,186	*	20,000	35,186	*	70,186	*
Remko I. van Hoek	21,250	*	21,250	—	*	18,750	*
Pope B. Ward	73,250	*	47,000	26,250	*	55,000	*
Bruce M. Young	20,000	*	20,000	—	*	15,000	*
Other non-executive employees (158 persons)	740,937	1.9%	538,450	202,487	*	1,075,737	2.5%

*	Represents less than 1%

(1)	The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934. The number of shares and percentages included in these columns are calculated in accordance with Rule 13d-3(d) under the Securities Exchange Act of 1934. Pursuant to that rule, in addition to the issued and outstanding shares beneficially owned, holders are treated as beneficially owning shares that are subject to options that are exercisable within 60 days of March 5, 2004. For purposes of calculating the percentage of shares owned, the option shares attributed to each holder are deemed to be outstanding for the purpose of calculating the percentage of outstanding common stock owned by that holder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other person.

(2)	Includes shares to be sold by such holder pursuant to a prospectus supplement that will be issued immediately prior to their sale as a result of the exercise of options.

(3)	The number column indicates the number of shares owned after the offering assuming the exercise of all options, whether vested or unvested, without regard to whether or not the options are exercisable within 60 days of March 5, 2004. Percentages in the percent column are calculated on a diluted basis, assuming that all shares subject to options are deemed to be outstanding, whether vested or unvested and without regard to whether or not the options are exercisable within 60 days of March 5, 2004. These columns do not include options expected to be issued shortly after the offering.

PLAN OF DISTRIBUTION

      We are registering 3,400,000 shares of our common stock under the registration statement of which this prospectus forms a part on behalf of the selling stockholders listed in this prospectus. The selling stockholders will bear all expenses in connection with the registration of the shares of our common stock offered and being sold by this prospectus, as well as all brokerage commissions and similar selling expenses, if any, attributable to sales of the shares. Sales of shares may be effected by the selling stockholders from time to time in one or more types of transactions (which may include block transactions) on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. These transactions may or may not involve brokers, dealers, agents or underwriters.

      The selling stockholders may effect sales of shares:

•	acting as principals for their own account directly;

•	in ordinary brokerage transactions in which the broker solicits purchasers or executes unsolicited orders;

•	to brokers, dealers or underwriters in transactions in which the broker, dealer or underwriter acquires the shares as principal and resells the shares into the public market in one or more transactions in any manner permitted by the selling stockholders under this prospectus;

•	directly or through brokers or agents in private sales at negotiated prices; or

•	by any other legally available means.

      Offers to purchase shares covered by this prospectus also may be solicited by agents designated by the selling stockholders from time to time.

      Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal or both (this compensation to a particular broker-dealer might be in excess of customary commissions). We will identify any such broker-dealers, agents or underwriters, and will disclose their compensation, in an applicable prospectus supplement.

      The selling stockholders and any broker-dealers, agents or underwriters that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933. In this case, any commissions received by broker-dealers, agents or underwriters and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act of 1933. We and the selling stockholders may agree to indemnify any broker, dealer, agent or underwriter that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. We will describe any such indemnification provisions in an applicable prospectus supplement.

      In order to comply with the securities laws of certain states, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by us and by the selling stockholders.

      We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling stockholder that any material arrangement has been entered into with a broker, dealer, agent or underwriter for the sale of shares. Such supplement will disclose:

•	the name of each selling stockholder and of any participating broker, dealer, agent or underwriter,

•	the number of shares involved,

•	the sale price of the shares,

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable,

•	that, if applicable, any such broker, dealer, agent or underwriter did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

•	other facts material to the transaction.

      There can be no assurance that the selling stockholders will sell all or any of the shares of common stock offered by this prospectus.

LEGAL MATTERS

      The validity of the shares of common stock offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Washington, D.C.

EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule as of and for the years ended December 31, 2002 and 2003 included in our Annual Report on Form 10-K, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

      Our financial statements and schedule as of and for the year ended December 31, 2001 incorporated by reference into this prospectus have been audited by Arthur Andersen LLP. Arthur Andersen LLP has not reissued its report with respect to those financial statements and schedule and we have not been able to obtain, after reasonable efforts, Arthur Andersen LLP’s written consent to the incorporation in this prospectus of said report. Under these circumstances, Rule 437a under the Securities Act of 1933 permits us to file the registration statement of which this prospectus forms a part without a written consent from Arthur Andersen LLP. Because Arthur Andersen LLP has not issued its consent to the incorporation of their report in this prospectus, you may not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act of 1933.

1,939,113 Shares

Common Stock

Deutsche Bank Securities

Prospectus Supplement

May 4, 2004